UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2009

____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 338-9119
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

National Instruments today confirmed its prior guidance given on October 27, 2009 regarding its results for the fourth quarter ending December 31, 2009.   Such prior guidance was for strong Q4 sequential revenue growth, with revenue expected to be between $190 million and $200 million, with GAAP fully diluted EPS between $0.22 and $0.30 and non-GAAP fully diluted EPS expected to be between $0.30 and $0.38.  The company's non-GAAP results exclude the impact of both stock-based compensation and the amortization of acquisition-related intangibles.

In a meeting yesterday with an analyst, an officer of National Instruments presented a slide with the October 27, 2009 guidance, and although the officer did not intend to confirm such guidance, the analyst interpreted the presentation as a confirmation of the prior guidance.

Forward-Looking Statements

This report contains "forward-looking statements," including our guidance for Q4 2009 with respect to revenue and GAAP and Non-GAAP EPS. These statements are subject to a number of risks and uncertainties, including the risk of further weakness or unexpected fluctuations in the global economy, delays in the release of new products, fluctuations in customer demand for NI products, our ability to continue to control our operating expenses, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to documents it files with the SEC for other risks associated with the company's future performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ DAVID G. HUGLEY
David G. Hugley Vice President & General Counsel; Secretary

Date:  December 2, 2009